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                                                                   EXHIBIT 10.34



                            INCENTIVE BONUS AGREEMENT


         AGREEMENT, made and entered into as of this 23rd day of June, 2000 by and between Aqua-Chem, Inc., a Delaware corporation ("AQM") and David M. Tenniswood (the "EXECUTIVE").

                                   WITNESSETH:

         WHEREAS, AQM desires to provide an incentive to certain of its key officers and directors to improve earnings and create shareholder value; and

         WHEREAS, the Executive is a key officer or director of AQM and by virtue thereof is in a position to significantly impact the business of AQM and, thereby, create shareholder value.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, AQM and the Executive hereby agree as follows:

1. COMPANY SALE. Unless AQM has previously elected to pay an Accelerated Bonus to the Executive in accordance with Section 6 hereof, in the event of the consummation of a sale or transfer to a third party purchaser not affiliated in any manner with AQM or its existing stockholders (the "Buyer") of either all of the outstanding Common Stock of AQM or a sale of all or substantially all of the assets of AQM whether for cash or securities of the Buyer (regardless of the form of transaction, a "Company Sale"), and only in such event, the Executive shall, subject to the conditions hereinafter set forth (including, without limitation, those set forth in Section 10), be eligible to receive a "Sale Bonus" (as hereinafter defined), with such Sale Bonus to be paid by AQM in full or in installments at such time or times and to the same extent as the Stockholders actually receive payment of the consideration with respect to their Common Stock, whether that consideration is provided directly by the Buyer to the Stockholders (in the event of a stock sale or transfer) or by the Buyer to AQM and then, by way of distribution, from AQM to the Stockholders (in the event of an asset sale or transfer).

2. "SALE BONUS" shall mean an amount equal to: (A) the "Vested Percentage" (as hereinafter defined), multiplied by (B) the "Maximum Sale Bonus Opportunity" (as hereinafter defined).

3.       "VESTED PERCENTAGE" shall mean:

             (a) 100%, unless the Executive is not employed by AQM on the date of the consummation of a Company Sale and the termination of the Executive's services was the result of a termination for Cause by AQM.;

             (b) 0%, in the event that the Executive is not employed by AQM on the date of the consummation of a Company Sale and the termination of the Executive's services was the result of a termination for Cause by AQM.

4. "CAUSE" shall mean any one (or more) of the following: (i) the Executive's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to AQM or a subsidiary or affiliate; or (ii) an act of dishonesty by the Executive resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the AQM or a subsidiary or affiliate; or (iii) as defined in any written employment agreement between the Executive and

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AQM. It shall be within the discretion of the AQM
Board of Directors (the "BOARD") to determine whether the Executive's termination was for one of the foregoing reasons, and its decision shall be final and conclusive.


5.       "MAXIMUM SALE BONUS OPPORTUNITY" shall mean an amount equal to:

          (a) The total cash and the fair market value of all other consideration actually received or to be received by the Stockholders as a result of the Company Sale (net of any fees or expenses incurred in connection with the Company Sale), multiplied by

          (b) A fraction, the numerator of which is 107,043 (the "BONUS UNITS") and the denominator of which is the sum of (i) the total number of issued and outstanding shares of Common Stock at the time of consummation of the Company Sale (calculated on a fully diluted basis and assuming that any and all warrants, options or other rights to acquire Common Stock have been exercised), plus (ii) 231,216 (representing the total Bonus Units awarded to all AQM directors and officers), from which result (the product of (a) and (b)) there shall be subtracted an amount equal to


          (c) The result obtained by multiplying (i) 107,043 (the Bonus Units awarded to the Executive), by (ii) Three and 75/100Dollars ($3.75).


6. ACCELERATED BONUS. Except as specifically provided to the contrary in Section (b) hereof, in the event the Executive ceases to be employed by AQM or serve as director of AQM prior to the consummation of a Company Sale, in full and complete satisfaction of any Sale Bonus that the Executive might otherwise become entitled to receive in the future pursuant to Section 1, AQM may, by written notice to the Executive within ninety days after the cessation of the performance of services by the Executive, elect to pay the Executive an Accelerated Bonus as hereinafter defined. The Accelerated Bonus shall be an amount equal to (i) the Vested Percentage determined in accordance with Section 3 hereof, multiplied by (ii) the Executive's Bonus Units as set forth in Section 5(b) hereof with the product so obtained multiplied by the Per Bonus Unit Price as hereinafter defined. The "Per Bonus Unit Price" shall mean an amount equal to the fair market value (as determined by an appraiser, selected by the Board, who is a member of a nationally recognized investment banking firm) of one share of AQM Common Stock, determined on a fully diluted basis and on the assumption that the total 231,216 Bonus Units awarded to all AQM directors and officers were actual issued and outstanding shares of AQM Common Stock.

7. All determinations required to be made under this Agreement shall be made by the Board which may exercise its powers directly or through the Compensation Committee of the Board (the "COMMITTEE"). All references in this Agreement to the Board shall, to the extent the Board has delegated authority to the Committee, include the Committee The Board shall have discretionary authority to interpret the terms of this Agreement, to adopt and revise rules, regulations and policies to administer or implement this Agreement and to make any and all factual determinations which it believes to be necessary or advisable for the implementation or administration of this Agreement. All actions taken and interpretations and determinations made by the Board in good faith shall be final and binding upon AQM, the Executive and all other interested persons. No member of the Board or the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to this Agreement or any matter arising hereunder.


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8.       The Board may, at any time, make or provide for such adjustments to the
Bonus Units and/or the other terms of this Agreement, as the Board shall deem appropriate, but only to prevent dilution or enlargement of rights, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations and the like.

9. Nothing contained herein shall convey to the Executive (i) any right to continued employment with AQM or any affiliate or to continue to serve as a director of AQM or any affiliate or (ii) any right at any time to receive any Common Stock, any equity interest in AQM of any nature whatsoever or any rights as a Stockholder. The Executive, as to any amounts due him hereunder, shall be a general unsecured creditor and shall not have any security interest in any asset of AQM. The Executive may, by delivering written notice to AQM to the attention of its President and with a copy to its Secretary, designate a beneficiary to receive any benefits provided hereunder in the event of the Executive's death. Such designation may be revoked by the Executive during the Executive's lifetime by subsequent delivery of a similar written notice to AQM. AQM shall be entitled to rely on the most recent written designation of beneficiary notice on file from the Executive. Except for such written designation of a beneficiary, the Executive may not assign this Agreement or any of the Executive's rights hereunder. In the absence of the receipt by AQM of a written designation of beneficiary, in the event of the Executive's death any benefits due hereunder shall be paid in accordance with the terms of this Agreement to the Executive's estate.

10. Notwithstanding anything to the contrary herein (i) in the event of the consummation of a Company Sale, this Agreement shall not apply to any subsequent Company Sale and (ii) this Agreement shall terminate ten years from the date hereof.

11. All payments hereunder shall be reduced by any and all withholding required by law.

12. This Agreement shall be governed by the laws of Wisconsin, supercedes any prior agreements or understandings of the parties with respect to its subject matter, contains the entire agreement of the parties and, except as specifically set forth herein, may only be amended by a written instrument signed by the parties.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                               Aqua-Chem, Inc.
                                               By: /s/ James A. Kettinger
                                               ---------------------------------
                                               Its: Chief Financial Officer
                                               ---------------------------------


                                               /s/ David M. Tenniswood
                                              ----------------------------------
                                              David M. Tenniswood, Individually



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